INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS’ CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 45 to Registration Statement No. 333-61366 of Pacific Funds on Form N-1A of our report dated May 17, 2005 appearing in the Annual Report of Pacific Funds, comprised of the Portfolio Optimization Funds (PF Optimization Model A, PF Optimization Model B, PF Optimization Model C, PF Optimization Model D, and PF Optimization Model E) (collectively the “Portfolio Optimization Funds”), and the PF AIM Blue Chip Fund, PF AIM Aggressive Growth Fund, PF Goldman Sachs Short Duration Bond Fund, PF Janus Growth LT Fund, PF Lazard Mid-Cap Value Fund, PF Lazard International Value Fund, PF MFS International Large-Cap Fund, PF PIMCO Inflation Managed Fund, PF PIMCO Managed Bond Fund, PF Pacific Life Money Market Fund, PF Salomon Brothers Large-Cap Value Fund, PF Van Kampen Comstock Fund (formerly named PF Janus Strategic Value Fund), PF Van Kampen Real Estate Fund and PF Van Kampen Mid-Cap Growth Fund (formerly named PF MFS Mid-Cap Growth Fund) (collectively the “Funds”) for the year ended March 31, 2005, and to the references to us under the headings “Financial Highlight” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, all of which are a part of such Registration Statement.

Philadelphia, Pennsylvania

December 13, 2005